EXHIBIT 99.1

       FBL Financial Group Reports Third Quarter 2005 Results;
             Net Income Up 18 Percent to $0.58 Per Share

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Nov. 7, 2005--FBL
Financial Group, Inc. (NYSE:FFG):



Financial Highlights
(Dollars in thousands, except per share data)

                                                    Three Months Ended
                                                      September 30,
                                                      2005     2004
                                                    ------------------
Net income applicable to common stock                $16,982  $14,414
Operating income applicable to common stock           17,788   14,578
Earnings per common share (assuming dilution):
     Net income                                         0.58     0.49
     Operating income                                   0.60     0.50
----------------------------------------------------------------------


    FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share increased 18 percent to $0.58 ($16,982,000) for the quarter ended September 30, 2005 from $0.49 ($14,414,000) in the year ago quarter.
    Operating Income(1). Operating income increased to $17,788,000 for the quarter ended September 30, 2005, from $14,578,000 in the third quarter of 2004. Diluted operating income per common share increased 20 percent to $0.60 in the third quarter of 2005 from $0.50 in the third quarter of 2004. Operating income differs from the GAAP measure, net income, in that it excludes the impact of realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives. For further information on this non-GAAP financial measure, please refer to Note (1) and the reconciliation provided within this release.
    Commenting on FBL's third quarter results, Chief Executive Officer Bill Oddy stated, "FBL Financial Group experienced excellent earnings once again this quarter with an 18 percent increase in net income per share and a 20 percent increase in operating income per share. This performance results from our commitment to growth through both our traditional Farm Bureau distribution channel and our new and expanding EquiTrust Life independent agent channel. Based on our very strong year-to-date results, we expect to exceed our already upwardly revised full year 2005 net income and operating income guidance of $2.15 to $2.25 per share."
    Product Revenues Up. Premiums and product charges for the third quarter of 2005 increased three percent to $55,514,000 from $53,801,000 in the third quarter of 2004. This increase was driven by a six percent growth in interest sensitive and index product charges and a one percent increase in traditional life insurance premiums due primarily to an increase in the volume of business in force.
    Premiums collected(2) in the third quarter of 2005 increased nine percent to $368,303,000 from $337,014,000 in the third quarter of 2004. This increase reflects growth in FBL's EquiTrust Life independent channel, which had a record $243,191,000 of premiums collected in the third quarter of 2005, up 41 percent from the third quarter of 2004. Premiums collected from FBL's exclusive distribution channel totaled $112,320,000 in the third quarter of 2005, reflecting a four percent increase in traditional and universal life insurance, a 26 percent increase in variable sales and a 31 percent decline in traditional annuity sales.
    Investment Income. Net investment income in the third quarter of 2005 increased 13 percent to $120,336,000 from $106,807,000 in the third quarter of 2004. This increase is due to an increase in average invested assets resulting primarily from premium inflows from Farm Bureau Life and EquiTrust Life. The annualized yield earned on average invested assets, with securities at cost, was 6.29 percent for the nine months ended September 30, 2005, compared to 6.21 percent for the same period of 2004. The 2005 yield reflects an increase in investment fee income, which includes income from bond calls, tender offers and mortgage loan prepayments, to $2,939,000 in the third quarter of 2005 from $1,310,000 in the third quarter of 2004.
    Derivative Income. FBL's derivative income (loss) totaled income of $5,900,000 in the third quarter of 2005, compared to a loss of $8,463,000 in the third quarter of 2004. This income primarily reflects an increase in the volume of options supporting FBL's index annuity business and appreciation of the underlying equity market indices on which these options are based. Gains from these options are generally passed on to the contract holders in the form of index credits.
    Realized/Unrealized Gains on Investments. In the third quarter of 2005, FBL recognized net realized/unrealized gains on investments of $37,000 compared to $601,000 in the third quarter of 2004. Third quarter 2005 realized/unrealized gains include realized gains from sales of securities of $683,000, realized losses from sales of securities of $6,000, realized losses from impairments of $517,000 and unrealized losses on trading securities of $123,000.
    Benefits and Expenses. Benefits and expenses totaled $162,923,000 in the third quarter of 2005, compared to $136,873,000 in the third quarter of 2004. This increase is primarily attributable to benefits associated with FBL's growing index annuity business.
    In connection with the closing of a processing unit and certain workforce reductions, in the third quarter of 2005 FBL recorded a pre-tax charge of $815,000 primarily related to severance benefits. An additional pre-tax charge of $1,600,000 is expected to be recorded in the fourth quarter of 2005 for early retirement benefits relating to the terminations. As a result of efficiencies gained with these activities, FBL expects to achieve pre-tax annual savings of approximately $4,000,000. These savings will begin to emerge during the fourth quarter of 2005.
    In the third quarter of 2005, FBL recorded an unlocking adjustment which increased pre-tax income by $2,203,000 ($0.05 per share). Periodically, the key assumptions used in the calculation of the amortization of deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and unearned revenues are revised, as needed, through an "unlocking" process. Revisions are made based on historical results and the best estimate of future experience. The impact of unlocking in the third quarter resulted in a decrease to amortization of deferred policy acquisition costs of $2,582,000, a decrease to amortization of deferred sales inducements of $29,000 and a decrease to amortization of unearned revenues of $408,000.
    Operating Results by Segment. Consistent with prior quarters, the majority of FBL's operating earnings for the third quarter of 2005 are attributable to the traditional annuity and traditional and universal life insurance segments. Further detail and results by segment are provided in FBL's financial supplement, which is available on FBL's web site, www.fblfinancial.com.
    Assets Total $9.9 Billion. Total assets increased $826,219,000 to $9.9 billion at September 30, 2005, from $9.1 billion at December 31, 2004. At September 30, 2005, 95 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share totaled $28.99 at September 30, 2005 compared to $28.87 at December 31, 2004. Book value per share excluding accumulated other comprehensive income(3) increased to $25.44 at September 30, 2005, from $23.96 at December 31, 2004.
    Conference Call. FBL management will hold a conference call with investors to discuss third quarter 2005 results. The call will be held tomorrow, November 8, 2005, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's web site, www.fblfinancial.com.
    The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission and include interest rate changes, competitive factors, volatility of financial markets, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.
    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) growth through its traditional Farm Bureau Life distribution channel,
(2) growth in EquiTrust Life through independent and other distribution channels and (3) acquisitions or consolidations.



                       FBL Financial Group, Inc.
             Consolidated Statements of Income (Unaudited)
             (Dollars in thousands, except per share data)

                                                 Three months ended
                                                    September 30,
                                                  2005        2004
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $23,834     $22,437
 Traditional life insurance premiums               31,649      31,337
 Accident and health premiums                          31          27
 Net investment income                            120,336     106,807
 Derivative income (loss)                           5,900      (8,463)
 Realized/unrealized gains on investments              37         601
 Other income                                       5,436       5,531
                                               ----------- -----------
   Total revenues                                 187,223     158,277
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits     79,639      57,789
 Traditional life insurance and accident and
  health benefits                                  20,714      20,519
 Increase in traditional life and accident and
  health future policy benefits                     8,244       8,567
 Distributions to participating policyholders       5,393       5,845
 Underwriting, acquisition and insurance
  expenses                                         40,040      36,434
 Interest expense                                   3,427       3,171
 Other expenses                                     5,466       4,548
                                               ----------- -----------
   Total benefits and expenses                    162,923     136,873
                                               ----------- -----------
                                                   24,300      21,404
Income taxes                                       (7,901)     (7,414)
Minority interest in earnings of subsidiaries         (24)        (26)
Equity income, net of related income taxes            644         487
                                               ----------- -----------
Net income                                         17,019      14,451
Dividends on Series B preferred stock                 (37)        (37)
                                               ----------- -----------
Net income applicable to common stock             $16,982     $14,414
                                               =========== ===========

Earnings per common share - assuming dilution       $0.58       $0.49
                                               =========== ===========

Weighted average common shares                 28,954,638  28,657,703
Effect of dilutive securities                     514,135     494,531
                                               ----------- -----------
Weighted average common shares - diluted       29,468,773  29,152,234
                                               =========== ===========



                       FBL Financial Group, Inc.
             Consolidated Statements of Income (Unaudited)
             (Dollars in thousands, except per share data)

                                                  Nine months ended
                                                    September 30,
                                                  2005        2004
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $71,895     $66,757
 Traditional life insurance premiums              101,897      99,809
 Accident and health premiums                         237         285
 Net investment income                            352,373     305,735
 Derivative loss                                   (6,380)     (6,310)
 Realized/unrealized gains on investments           3,325       1,294
 Other income                                      15,828      15,614
                                               ----------- -----------
   Total revenues                                 539,175     483,184
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    210,549     184,010
 Traditional life insurance and accident and
  health benefits                                  64,651      63,401
 Increase in traditional life and accident and
  health future policy benefits                    26,902      26,118
 Distributions to participating policyholders      17,235      18,676
 Underwriting, acquisition and insurance
  expenses                                        115,546     110,972
 Interest expense                                  10,097       8,169
 Other expenses                                    15,016      13,778
                                               ----------- -----------
   Total benefits and expenses                    459,996     425,124
                                               ----------- -----------
                                                   79,179      58,060
Income taxes                                      (27,104)    (18,321)
Minority interest in earnings of subsidiaries        (131)        (68)
Equity income, net of related income taxes            575         975
                                               ----------- -----------
Net income                                         52,519      40,646
Dividends on Series B preferred stock                (112)       (112)
                                               ----------- -----------
Net income applicable to common stock             $52,407     $40,534
                                               =========== ===========

Earnings per common share - assuming dilution       $1.79       $1.39
                                               =========== ===========

Weighted average common shares                 28,855,159  28,551,668
Effect of dilutive securities                     501,919     561,854
                                               ----------- -----------
Weighted average common shares - diluted       29,357,078  29,113,522
                                               =========== ===========



(1) Reconciliation of Net Income to Operating Income (Unaudited)

    In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives. FBL uses operating income, in addition to net income, to measure its performance since realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives can fluctuate greatly from quarter to quarter. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income. This non-GAAP measure is used for goal setting, determining company-wide bonuses and evaluating performance on a basis comparable to that used by many in the investment community. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the following table (dollars in thousands, except per share data):

                                                    Three months ended
                                                       September 30,
                                                      2005      2004
                                                    --------  --------

Net income applicable to common stock               $16,982   $14,414
Adjustments:
   Net realized/unrealized (gains) losses on
    investments (a)                                       6      (241)
   Net change in unrealized gains/losses on
    derivatives (a)                                     800       405
                                                    --------  --------
Operating income applicable to common stock         $17,788   $14,578
                                                    ========  ========

Operating income per common share - assuming
 dilution                                             $0.60     $0.50
                                                    ========  ========


                                                    Nine months ended
                                                      September 30,
                                                      2005      2004
                                                    --------  --------

Net income applicable to common stock               $52,407   $40,534
Adjustments:
   Net realized/unrealized gains on investments (a)  (1,795)     (337)
   Net change in unrealized gains/losses on
    derivatives (a)                                   2,291       522
                                                    --------  --------
Operating income applicable to common stock         $52,903   $40,719
                                                    ========  ========

Operating income per common share - assuming
 dilution                                             $1.80     $1.40
                                                    ========  ========

(a) Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and income taxes attributable to gains and losses on investments and derivatives.

(2) Premiums Collected - Net statutory premiums collected, a measure of sales production, is a non-GAAP measure and includes premiums collected from annuities and universal life-type products. For GAAP reporting, these premiums received are not reported as revenues.

              (3) Reconciliation of Book Value Per Share
     Excluding Accumulated Other Comprehensive Income (Unaudited)

                                              Sept. 30,   December 31,
                                                 2005         2004
                                             ------------ ------------
Book value per share                              $28.99       $28.87
Less: Accumulated other comprehensive income        3.55         4.91
                                             ------------ ------------
Book value per share, excluding accumulated
 other comprehensive income                       $25.44       $23.96
                                             ============ ============


Book value per share excluding accumulated other comprehensive income is a non-GAAP financial measure. Accumulated other comprehensive income totaled $103,540,000 at September 30, 2005 and $141,240,000 at
December 31, 2004. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.


                       FBL Financial Group, Inc.
           Condensed Consolidated Balance Sheets (Unaudited)
             (Dollars in thousands, except per share data)


                                              Sept. 30,   December 31,
                                                 2005         2004
                                             ------------ ------------
Assets
Investments                                   $8,147,182   $7,501,680
Cash and cash equivalents                         10,711       27,957
Deferred policy acquisition costs                660,283      587,391
Deferred sales inducements                       128,830       78,443
Other assets                                     365,435      353,236
Assets held in separate accounts                 614,514      552,029
                                             ------------ ------------
Total assets                                  $9,926,955   $9,100,736
                                             ============ ============

Liabilities and stockholders' equity
Policy liabilities and accruals               $7,388,347   $6,650,973
Other policyholders' funds                       562,343      549,968
Debt                                             264,328      263,183
Other liabilities                                250,243      251,781
Liabilities related to separate accounts         614,514      552,029
                                             ------------ ------------
Total liabilities                              9,079,775    8,267,934

Minority interest in subsidiaries                    160          191

Stockholders' equity                             847,020      832,611
                                             ------------ ------------
Total liabilities and stockholders' equity    $9,926,955   $9,100,736
                                             ============ ============

Common shares outstanding                     29,112,473   28,734,857
                                             ============ ============


    FFG-1

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Kathleen Till Stange, 515-226-6780
             Kathleen.TillStange@FBLFinancial.com